Exhibit 99.1

Orion Completes Acquisition of J. E. McAmis, Strengthening Heavy Marine, Jetty and Breakwater Construction Capabilities

Conference Call to be held Wednesday, February 4 at 9:00 a.m. Central Time

HOUSTON – February 4, 2026 – Orion Group Holdings, Inc. (NYSE: ORN) (the “Company” or “Orion”), a leading specialty construction company, today announced that it has acquired J. E. McAmis, Inc. and JEM Marine Leasing LLC (together, “J.E. McAmis” or “McAmis”), for approximately $60 million, net of cash acquired.

Transaction Highlights

●Advances Orion’s long-term strategic growth plan and fortifies Orion’s competitive position ahead of significant marine opportunities on the horizon
●Strengthens Orion’s marine construction business with best-in-class jetty and breakwater construction capabilities with a proven track record in complex project delivery
●Enhances Orion’s equipment fleet with strategic, Jones Act marine assets
●Accretive to Orion adjusted EBITDA and margin

Founded in 1973, J.E. McAmis has a proven track record for delivering complex marine construction projects in challenging environments with work spanning jetty and breakwater construction, dredging, environmental restoration, and dam and spillway construction. With a highly skilled leadership and operations team, JEM has consistently posted high margin growth over the last several years winning and successfully executing projects primarily in Washington and Oregon and also Canada, Florida, Alaska and Hawaii. JEM has strong client relationships with the U.S. Department of Defense and U.S. Army Corp of Engineers, a robust $1.4 billion pipeline of opportunities, and a broad portfolio of marine and real estate assets valued at $34 million.

“We are very pleased to welcome the J.E. McAmis team to Orion,” said Travis Boone, President and Chief Executive Officer of Orion. “Known for their outstanding safety record, on-time performance, and healthy margins, McAmis has excellent cultural alignment with Orion. The combination of our two companies provides increased scale and capacity by adding a highly skilled workforce, strategic marine equipment and real estate, and new capabilities to serve customers across a broader set of opportunities. This acquisition reflects the disciplined execution of our strategy to be the premier marine construction contractor in attractive end markets delivering long-term shareholder value.”

“We are proud of what our J.E. McAmis team has built and we believe Orion is the right company to carry that legacy forward. Their scale, capabilities, and commitment to predictable excellence create a strong platform for our people and customers, and we believe this combination positions the business for sustainable long-term growth,” said John McAmis, President of J.E. McAmis, Inc.

Transaction Details

Purchase consideration of approximately $60 million, subject to customary adjustments, includes the following:

●$46 million cash, net of cash acquired, funded through borrowings under Orion’s credit facility;
●$12 million, 5-year subordinated promissory note bearing interest at 6% per annum; and
●$2 million in Orion common stock.

Additional contingent consideration includes $10 million on profit earned on projects in backlog plus 40% of profit on select near-term pursuits.

Orion expects this acquisition to be accretive to 2026 adjusted EBITDA and margin and will provide comprehensive consolidated full year 2026 financial guidance in connection with its full year 2025 and fourth quarter 2025 earnings announcement.

Advisors

Oppenheimer & Co., Inc. and D.A. Davidson & Co., Inc. served as M&A advisors and Jones Walker LLP served as legal advisor to Orion in this transaction.

Conference Call Details

Orion will host a conference call to discuss the acquisition at 10:00 a.m. Eastern Time/9:00 a.m. Central Time on Wednesday, February 4, 2026. To participate, please call (844) 481-2994 and ask for the Orion Group Holdings Conference Call. A live audio webcast of the call will also be available on the Investor Relations section of Orion’s website at https://www.oriongroupholdingsinc.com/investor/ and will be archived for replay.

About Orion Group Holdings

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial and building sectors, provides services both on and off the water in the continental United States, Alaska, Hawaii, Canada and the Caribbean Basin through its marine segment and its concrete segment. The Company’s marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design and specialty services. Its concrete segment provides turnkey concrete construction services including place and finish, site prep, layout, forming, and rebar placement for large commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with regional offices throughout its operating areas. The Company’s website is located at: https://www.oriongroupholdingsinc.com.

About J.E. McAmis, Inc.

J.E. McAmis, Inc. is a heavy civil contractor founded in 1973. Headquartered in Vancouver, Washington and serving Alaska, Florida, Hawaii, Oregon and Washington, the Company provides marine construction services, including dredging, jetty and breakwater construction, environmental restoration and rehabilitation, and dam and spillway construction.

Forward Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, of which provisions the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, guidance, outlook, assumptions, or goals. In particular, statements regarding the acquisition, the intended benefits of the acquisition, the resulting competitive position from the acquisition and the pipeline of opportunities following the acquisition, and statements regarding objectives, expectations, forecasts and intentions are forward-looking statements. Forward-looking statements involve risks, including the possibility that the anticipated benefits of the acquisition cannot be fully realized or may take longer to realize than expected, the integration of JEM’s business will be more costly or take longer than expected, the ability to hire and retain key JEM personnel, the ability to maintain the quality and profitability of the existing JEM service offerings and expand the business, and the ability to maintain favorable relations with key business partners, customers, suppliers, and vendors. Considering these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise, except as required by law.

Please refer to the Company's 2024 Annual Report on Form 10-K, filed on March 5, 2025 which is available on its website at www.oriongroupholdingsinc.com or at the SEC's website at www.sec.gov, and filings and press releases subsequent to such Annual Report on Form 10-K for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

Contact:

Margaret Boyce, IR

mboyce@orn.net

346-278-3762

Source: Orion Group Holdings, Inc.